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EXHIBIT 21

AFFYMETRIX, INC.
LIST OF SUBSIDIARIES

        Affymetrix, UK Ltd, wholly-owned subsidiary incorporated in the United Kingdom and doing business under such name.

        Affymetrix France S.A.S., wholly-owned subsidiary incorporated in France and doing business under such name.

        Affymetrix GmbH, wholly-owned subsidiary incorporated in Germany and doing business under such name.

        Affymetrix Japan K.K., a wholly-owned subsidiary incorporated in Japan and doing business under such name.

        Affymetrix Pte Ltd, wholly-owned subsidiary incorporated in Singapore and doing business under such name.

        Affymetrix Italia, SRL, wholly-owned subsidiary incorporated in Italy and doing business under such name.

        Anatrace, Inc., wholly-owned subsidiary incorporated in Ohio and doing business under such name.*

        Genetic MicroSystems, Inc., wholly-owned subsidiary incorporated in Massachusetts and doing business under such name.

        Neomorphic, Inc., wholly-owned subsidiary incorporated in California and doing business under such name.

        Panomics, Inc. wholly-owned subsidiary incorporated in California and doing business under such name.***

        Panomics SRL, wholly-owned subsidiary incorporated in Italy and doing business under such name.***

        Pinecone Acquisition, Inc., wholly-owned subsidiary incorporated in California and doing business under such name.

        True Materials Incorporated, wholly-owned subsidiary incorporated in Delaware and doing business under such name.**

        USB Corporation, wholly-owned subsidiary incorporated in Ohio and doing business under such name.*

        USB Europe, GmbH, wholly-owned subsidiary incorporated in Germany and doing business under such name.*

*
This entity became a wholly-owned subsidiary of Affymetrix, Inc. on January 30, 2008.

**
This entity became a wholly-owned subsidiary of Affymetrix, Inc. on July 17, 2008.

***
This entity became a wholly-owned subsidiary of Affymetrix, Inc. on December 5, 2008.

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  EXHIBIT 21
AFFYMETRIX, INC. LIST OF SUBSIDIARIES